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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 4, 1997, included in the Annual Report of Tennessee Gas Pipeline Company on Form 10-K for the year ended December 31, 1996, into the following Registration Statement previously filed with the Securities and Exchange Commission:

333-20199     S-3     $1,000,000,000 of Tennessee Gas Pipeline Company Debt
                      Securities (approximately $100,000,000 of Debt Securities remain available for issuance under such registration)






                                                    ARTHUR ANDERSEN LLP

Houston, Texas
March 14, 1997